WELLS FARGO & COMPANY

                                 $2,500,000,000

                                Medium-Term Notes

                                       and

                    Subordinated Medium-Term Notes, Series B

               Due from Nine Months to 12 Years from Date of Issue

                             DISTRIBUTION AGREEMENT


                                         ___________________, 1995


Merrill Lynch & Co.                    CS First Boston Corporation
Merrill Lynch, Pierce, Fenner          Park Avenue Plaza
      & Smith Incorporated             New York, N.Y.  10055
World Financial Center
North Tower, 10th Floor
New York, N.Y.  10281-1310

Goldman, Sachs & Co.                   Lehman Brothers
85 Broad Street                        Lehman Brothers Inc.
New York, N.Y.  10004                  Three World Financial
                                         Center, 12th Floor
                                       New York, N.Y.  10285-1200

Morgan Stanley & Co. Incorporated      Salomon Brothers Inc
1251 Avenue of the Americas            Seven World Trade Center
New York, N.Y.  10020                  New York, N.Y.  10048


Ladies and Gentlemen:

      Wells Fargo & Company, a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $2,500,000,000 (or the equivalent thereof in one or more foreign currencies or currency units) aggregate principal amount of its Medium-Term Notes due from Nine Months to Twelve Years from Date of Issue (the "Notes", which term shall include the Senior Notes and the Subordinated Notes). The "Senior Notes" are the Company's Medium-Term Notes to be issued under an Indenture dated as of September 1, 1984 between the Company and Chemical Bank, as successor trustee (the "Senior Trustee"), as amended by the First Supplemental Indenture dated as of April 15, 1986, the Second Supplemental Indenture dated as of June 30, 1987 and the Third Supplemental Indenture dated as of January 23, 1991 (collectively, the "Senior Indenture"). The "Subordinated Notes" are the Company's Subordinated Medium-Term Notes, Series B to be issued under an Indenture dated as of December 10, 1992 (the "Subordinated Indenture") between the Company and Marine Midland Bank (the "Subordinated Trustee"). The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in one or more supplements to the Prospectus referred to below. The Senior Indenture and the Subordinated Indenture are sometimes herein referred to together as the "Indentures" or individually as an "Indenture", and the Senior Trustee and the Subordinated Trustee are sometimes herein referred to together as the "Trustees" or individually as a "Trustee". The Company shall designate at the time of such issuance whether the Notes to be issued are Senior Notes or Subordinated Notes.

      Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell, and to accept offers to purchase, Notes directly, through subsidiaries or through finders which are subsidiaries, the Company hereby
(i) appoints Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), CS First Boston Corporation ("First Boston"), Goldman, Sachs & Co. ("Goldman, Sachs"), Lehman Brothers, Lehman Brothers Inc. (including its affiliate Lehman Government Securities Inc. ("Lehman Brothers"), Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Salomon Brothers Inc ("Salomon Brothers") (individually, an "Agent" and collectively, the "Agents") as agents of the Company (which agency shall be exclusive, except as provided below) for the purpose of soliciting purchases of the Notes from the Company by others and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal for resale to others it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof.

            1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, each Agent, as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or to an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) and as of any time that any Registration Statement or Prospectus (each as hereinafter defined) is amended or supplemented:

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") registration statements on such form (Registration Nos. 33-51227 and 33-___), each of which registration statements, as amended (if applicable), has become effective, for the registration under the Act of the Notes. References herein to a "Registration Statement" and the "Registration Statements" shall be deemed to refer to and include each such registration statement, including the exhibits thereto, as amended (if applicable) at the date of this Agreement. Each Registration Statement meets and will meet the requirements set forth in Rule 415(a)(1)(x) under the Act and complies and will comply in all other material respects with said Rule. The Company proposes to file with the Commission from time to time, pursuant to Rule 424(b) under the Act, supplements to the prospectus and prospectus supplement relating to the Notes, which will describe certain terms of the Notes and, subject to Section 3(a), prior to any such filing will advise each Agent of all further information (financial and other) with respect to the Company to be set forth therein other than the specific terms of the Notes offered thereby. The prospectus and prospectus supplement relating to the Notes in the form transmitted for filing with the Commission pursuant to Rule 424(b) under the Act on ___________________, 1995 are herein called, together, the "Prospectus"; provided, however, that if in any case any revised prospectus or prospectus supplement shall be provided by the Company to the Agents for use in connection with the offering of the Notes, whether or not the same is required to be filed pursuant to Rule 424(b) under the Act, the term
"Prospectus" shall be deemed to refer to and include such revised prospectus or prospectus supplement from and after the time it is first provided to the Agents for such use. Any reference herein to a Registration Statement or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Act or under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement, or the date of such Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to any Registration Statement or Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement or the date of such Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  (b)   Each Registration Statement and the
Prospectus, each as amended or supplemented, and the Indentures comply and will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Exchange Act and the respective rules thereunder and (ii) neither any Registration Statement nor the Prospectus, each as amended or supplemented, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (x) that part of any Registration Statement which constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of either Trustee or (y) the information contained in or omitted from any Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information concerning an Agent furnished in writing to the Company by such Agent expressly for use in such Registration Statement and such Prospectus or any amendment or supplement thereto.

                  (c) The Company has been duly incorporated, is validly existing in good standing under the laws of the State of Delaware, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, and has all requisite corporate power and authority to own its property and to conduct its business as described in the Prospectus, except to the extent that the failure to have such corporate power and authority would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (d) Wells Fargo Bank, National Association (the "Bank") has been duly organized and is validly existing as a national banking association and continues to hold a valid certificate to do business as a national banking association under the laws of the United States; the Bank has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, except where the failure to have such corporate power and authority would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock of the Bank has been duly and validly issued and is fully paid and non-assessable (subject, however, to the provisions of Section 55, Title 12, United States Code); and all of the capital stock of the Bank is owned by the Company, directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

                  (e) Each of this Agreement and, if applicable, any Terms Agreement entered into in connection with a sale of Notes to which this representation and warranty relates has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

                  (f)   Each of the Senior Indenture and the
Subordinated Indenture has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and is a valid and binding agreement of the Company and is duly qualified under the Trust Indenture Act.

                  (g) The Notes have been duly authorized by all necessary corporate action on the part of the Company and, when executed and authenticated in accordance with the applicable

Indenture and delivered to and paid for by the purchaser thereof, will be valid and binding obligations of the Company entitled to the benefits of such Indenture, except as any rights thereunder may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                  (h) The execution, delivery and performance of this Agreement, any Terms Agreement and the Indentures by the Company and the issuance and sale of the Notes will not contravene any provision of applicable law or the restated certificate of incorporation or bylaws of the Company or the articles of association or bylaws of the Bank, or any provision of any agreement or other instrument binding upon the Company or the Bank.

                  (i) No authorization, consent, approval of or filing with any governmental or regulatory body is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement, any Terms Agreement, or either Indenture or the issuance and sale of the Notes, other than the filing with the Commission in connection with the registration of the Notes under the Act and the qualification of each Indenture under the Trust Indenture Act and except that the offer and sale of the Notes in certain jurisdictions may be subject to the Blue Sky or securities laws of such jurisdictions.

                  (j)   Since the respective dates as of which
information is given in the Registration Statements and the Prospectus, as amended or supplemented, except as may otherwise be stated therein or contemplated thereby, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (ii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

                  (k) All of the securities registered under the Prior Registration Statements have been issued and sold by the Company. "Prior Registration Statements" mean the Company's registration statements on Form S-3, as amended (if applicable), registration nos. 33-39045, 33-42273, 33-45066 and 33-53514.

            2.    SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

                  (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent will use its best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented. The Company reserves the right to sell, and to accept offers to purchase, Notes directly, through subsidiaries or through finders which are subsidiaries. Each Agent is authorized to engage the services of any other broker or dealer in connection with the offer or sale of Notes purchased by such Agent as principal for resale to others, but such Agent is not authorized to appoint sub-agents.

                  The Company agrees to pay each Agent, as consideration for soliciting the sale of any Notes, a commission in the form of a discount equal to the following percentage of the principal amount of each Note sold by such Agent:

                          TERM                         COMMISSION RATE

More than 9 months to less than 1 year                      .125%

1 year to less than 18 months                               .150

18 months to less than 2 years                              .200

2 years to less than 3 years                                .250

3 years to less than 4 years                                .350

4 years to less than 5 years                                .450

5 years to less than 6 years                                .500

6 years to less than 7 years                                .550

7 years to less than 8 years                                .600

8 years to less than 9 years                                .600

9 years to less than 10 years                               .600

10 years to 12 years                                        .625

Each Agent is authorized to solicit offers to purchase Notes only in principal amounts of $1,000 (or any other such amount that may be specified as a minimum denomination in an amendment or supplement to the Prospectus) or any amount in excess thereof which is a whole multiple of $1,000. Each Agent shall communicate to the Company, orally or in writing, each offer received by it to purchase Notes that it has not rejected pursuant to the last sentence of this paragraph. The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein.

                  (b) Purchases as Principal. Each sale of Notes to an Agent, as principal, shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Notes to such Agent. Each such separate agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing is herein referred to as a "Terms Agreement" and shall include such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant hereto, the price to be paid to the Company for such Notes (which, if not so specified in the Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in this Section 2), the time and date of delivery of and payment for such Notes (the "Settlement Date") and the place of such delivery and payment, any provisions relating to rights and obligations of purchasers acting together with the Agent in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The Agents may utilize a selling or dealer group in connection with the resale of the Notes purchased by such Agents and the Agents may sell any such Notes to any dealers at a discount not in excess of the discount payable to the Agents by the Company. Such Terms Agreement shall also specify any requirements for opinions of counsel, officer's certificates and letters from KPMG Peat Marwick LLP pursuant to Section 4 hereof and whether the stand-off agreement pursuant to Section 3(l) hereof will apply.

                  (c) Procedures. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Procedures"), as amended from time to time. The Procedures may be amended only by written agreement of the Company and each Agent.
The Procedures shall be deemed to refer to both the Senior Notes and the Subordinated Notes. References in the Procedures to each "Agent" or to the "Agents" shall mean the Agents, individually or collectively, as the case may be.

                  (d) Delivery. The documents required to be delivered by Section 4 of this Agreement shall be delivered at the offices of Brobeck, Phleger & Harrison, San Francisco, California, counsel for the Company, on the date hereof, or at such other time and place as the Agents and the Company may agree upon in writing (the "Closing Date").


            3. AGREEMENTS. The Company agrees with each Agent that:

                  (a) Prior to the termination of the offering of the Notes pursuant to this Agreement, the Company will not file any amendment of any Registration Statement or file or use any supplement to the Prospectus unless the Company has previously furnished to each Agent a copy thereof for its review and will not file or use any such proposed amendment or supplement to which the Agents reasonably object; provided, however, that the foregoing requirement shall not apply to (i) any amendment or supplement relating exclusively to securities offered by the Company other than the Notes or (ii) any of the Company's periodic filings with the Commission on Forms 10-K, 10-Q or 8-K, copies of which filings the Company will cause to be delivered to the Agents promptly after being mailed for filing with the Commission; and provided, further, that any amendment or supplement containing no disclosure other than specific terms of Notes and the manner of distribution thereof need be furnished only to the Agent to or through whom such Notes are to be sold (the "Participating Agent"). Subject to the foregoing sentence, the Company will promptly cause supplements to the Prospectus to be filed with or transmitted for filing to the Commission pursuant to Rule 424. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Prospectus (other than a supplement to the Prospectus containing no disclosure other than specific terms of Notes and the manner of distribution thereof, in which case the Company will advise only the Participating Agent), (ii) of the filing and effectiveness of any amendment to any Registration Statement, (iii) of any request by the Commission for any amendment of any Registration Statement or any amendment of or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) (i) Prior to the termination of the offering of the Notes pursuant to this Agreement or at any time when a prospectus relating to the Notes is required to be delivered under the Act, if any event occurs or condition exists as a result of which any Registration Statement or the Prospectus as then amended or supplemented would not reflect any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in such Registration Statement or Prospectus, as then amended or supplemented, and/or would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of the Company, it is necessary at any time to amend or supplement any Registration Statement or the Prospectus, as then amended or supplemented, to comply with the Act, the Company promptly will notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented. If the Company shall decide to amend or supplement any Registration Statement or the Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement to such Registration Statement or Prospectus as then amended or supplemented which will include such facts or events and/or will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request;
and if such amendment or supplement, and any documents, certificates and opinions furnished to the Agents pursuant to paragraph (f) below in connection with the preparation or filing of such amendment or supplement, are satisfactory in all respects to the Agents, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to any Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), during the period any Agent shall have the legal obligation to deliver a prospectus with respect to the sale by it of Notes which it has acquired under a Terms Agreement pursuant to
Section 2(b), if any event described in this Section 3(b) occurs, the Company will forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statements or Prospectus, as then amended or supplemented, satisfactory in all respects to such Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it shall reasonably request and shall furnish to such Agent pursuant to paragraph (f) below such documents, certificates and opinions as it may request in connection with the preparation and filing of such amendment or supplement. Upon the request of the Company, each Agent will inform the Company whether it has the legal obligation to deliver a prospectus with respect to the sale by it of Notes which it has acquired under a Terms Agreement pursuant to Section 2(b).

                  (c) As soon as practicable, the Company will make generally available to its securityholders and to the Agents an earnings statement satisfying the provisions of Section 11(a) of the Act and Rule 158 under the Act, and, not later than 45 days after the end of the 12-month period beginning at the end of each fiscal quarter of the Company during which the effective date of any post-effective amendment to any Registration Statement occurs, the Company will make generally available to its securityholders an earnings statement covering such 12-month period that will satisfy the provisions of such Section 11(a) and Rule 158.

                  (d) The Company will furnish to each Agent and counsel for the Agents copies of each Registration Statement, the Prospectus and all amendments of and supplements to such documents (other than amendments or supplements containing no disclosure other than specific terms of Notes with respect to which such Agent is not a Participating Agent), in each case as soon as available and in such quantities as such Agent reasonably requests.

                  (e) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Agents may reasonably designate with the approval of the Company, will maintain such qualifications in effect so long as required for the distribution of the

Notes pursuant to this Agreement and will arrange for the determination of the legality of the Notes for purchase by institutional investors.

                  (f) The Company shall furnish to the Agents such documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, each Registration Statement, the Prospectus, any amendments or supplements thereto, the Indentures, the Notes, this Agreement, the Procedures, any Terms Agreement and the performance by the Company and the Agents of their respective obligations hereunder and thereunder as the Agents may from time to time reasonably request.

                  (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:
(i) the preparation and filing of the Registration Statements and all amendments thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's accountants and of the Trustees and their respective counsel,
(iv) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Memorandum and any Legal Investment Memorandum, (v) the reasonable fees of counsel for the Agents incurred in connection with the offering and sale of the Notes (including the reasonable fees and expenses of special counsel in any state in the event it should become necessary to obtain opinions of such counsel as to usury or other matters of local law in order to obtain or maintain the qualifications referred to in
Section 3(e) hereof) other than in connection with the sale of Notes to an Agent as principal pursuant to a Terms Agreement
(unless so provided in such Terms Agreement), (vi) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statements and all amendments thereto, and of the Prospectus and any amendments or supplements thereto,
(vii) the printing and delivery to the Agents of copies of the Indentures and any Blue Sky Memorandum and any Legal Investment Memorandum, (viii) any fees charged by rating agencies for the rating of the Notes, (ix) any advertising and other out-of-pocket expenses incurred with the approval of the Company, and (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

                  (h) Each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as Agent or to an Agent as principal) and each sale of Notes, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or such Agent, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to each Registration Statement and the Prospectus as amended and supplemented to each such time).

                  (i) Each time any Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions or maturities offered on the Notes or for a change deemed immaterial in the reasonable opinion of the Agents), or if so indicated in the applicable Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company will deliver or cause to be delivered forthwith to the Agents or such Agent, as the case may be, a certificate of the Company signed by the Chairman of the Board, the President, any Vice Chairman, or any Vice President, dated the date of the effectiveness of such amendment or filing or supplement or sale, as the case may be, in form reasonably satisfactory to the Agents or such Agent, as the case may be, to the
                                        8
effect that the statements contained in the certificate referred to in Section 4(c) that was last furnished to the Agents (either pursuant to Section 4(c) or pursuant to this Section 3(i)) are true and correct as though made at and as of such time (except that such statements shall be deemed to relate to each Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 4(c) relating to each Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. In lieu of such certificate, an officer eligible to sign a certificate furnished to the Agents pursuant to this Section 3(i) may furnish to the Agents or such Agent, as the case may be, a letter to the effect that the Agents or such Agent, as the case may be, may rely on such last certificate as though it were dated the date of such letter authorizing reliance on such certificate (except that the statements in such last certificate will be deemed to relate to each Registration Statement and the Prospectus as amended and supplemented to the time of such letter authorizing reliance).

                  (j) Each time any Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions or maturities offered on the Notes or for a change deemed immaterial in the reasonable opinion of the Agents) or if so indicated in the applicable Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents or such Agent, as the case may be, a written opinion of counsel of the Company satisfactory to the Agents or such Agent, as the case may be (who may be Chief Counsel of the Company); provided, however, that such counsel need not provide an opinion regarding the financial statements or other financial information included in such amendment or supplement. Any such opinion shall be dated the date of the effectiveness of such amendment or filing of such supplement or sale, as the case may be, in form satisfactory to counsel for the Agents, and shall be of the same tenor as the opinions referred to in Sections 4(b)(i) and 4(b)(ii) but modified to relate to each Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to the Agents may furnish to the Agents or such Agent, as the case may be, a letter to the effect that the Agents or such Agent, as the case may be, may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to each Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

                  (k) Each time that any Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information in such Registration Statement or Prospectus, or if so indicated in the applicable Terms
Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall cause KPMG Peat Marwick LLP, its independent public accountants, forthwith to furnish the Agents or such Agent, as the case may be, a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, or the date of such sale, as the case may be, in form satisfactory to the Agents or such Agent, as the case may be, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in each Registration
Statement and the Prospectus, as amended or supplemented to the date of such letter. In lieu of such letter, if since the date of the last such letter furnished to the Agents pursuant to this
Section 3(k), none of the Registration Statements or the Prospectus has been amended or supplemented to include amended or supplemented financial information, KPMG Peat Marwick LLP may furnish to the Agents or such Agent, as the case may be, a letter to the effect that the Agents or such Agent, as the case may be, may rely on the last such letter furnished to the Agents pursuant to this
Section 3(k) as though it were dated the date of such letter authorizing reliance on such last letter (except that statements in such last letter will be deemed to relate to each Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

                  (l) If so provided in a Terms Agreement, between the date of such Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent of the Agent or Agents, as the case may be, party thereto, offer or sell, or enter into any agreement to sell, any debt securities of the Company having terms, including, without limitation, interest rate and maturity, substantially similar to the Notes (other than the securities that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business).

                  (m)   Upon the issuance and sale of Notes in
aggregate principal amount equal to the amount theretofore authorized for issuance and sale by the Company's Board of Directors or a committee thereof, the Company will notify the Agents thereof and will cease the issuance of Notes until such time as (i) the issuance and sale of additional amounts of Notes have been duly authorized and (ii) the Company has delivered an opinion of counsel satisfactory to the Agents to such effect.

                  (n) The Company will not issue any Notes except as have been duly authorized by all necessary corporate action on the part of the Company.

                  (o) The Company will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a pricing supplement with respect to such Notes in a form previously approved by the Agents, will use its reasonable best efforts to deliver (by telecopy or overnight express) final copies of such pricing supplement to the relevant Agent or Agents, as the case may be, in New York City by the close of business, New York City time, on the applicable "trade date" with respect to such Notes, but in no event later than 11:00 a.m., New York City time, on the business day immediately following the "trade date" for such Notes, and will file such pricing supplement pursuant to Rule 424(b) under the Act not later than the applicable date and time required by such Rule 424(b).


            4. CONDITIONS OF THE OBLIGATIONS OF THE AGENTS. The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company and the obligations of each Agent to purchase Notes as principal pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

                  (a) (i) No stop order suspending the effectiveness of any Registration Statement shall be in effect and no proceedings for that purpose shall have been instituted or threatened, (ii) there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, from that set forth in any Registration Statement or the Prospectus as amended or supplemented to the date of any such solicitation or agreement to purchase, (iii) there shall not have occurred since the date of any such solicitation or agreement to purchase any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which makes it, in the judgment of the relevant Agent, impracticable to market the Notes or to enforce contracts for the sale of the Notes and (iv) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any such solicitation or agreement to purchase shall not have been lowered since that date and no such rating agency shall have publicly announced that it has under surveillance or review with possible negative implications, its rating of any debt securities of the Company.

                  (b) At the Closing Date, the Agents shall have received:

                        (i)   The opinion, dated as of such date, of
Brobeck, Phleger & Harrison, counsel for the Company to the effect that:

                              (A)   This Agreement (and, if the
opinion is being given pursuant to Section 3(j) on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement) has been duly authorized, executed and delivered by the Company.

                              (B)   Each of the Indentures has been
duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and is duly qualified under the Trust Indenture Act of 1939, as amended.

                              (C)   Upon determination by the Pricing
Committee of the Board of Directors [or by a duly authorized officer of the Company] of the precise terms of the issuance and sale, up to $2,500,000,000 aggregate principal amount of the Notes will have been duly authorized by all necessary corporate action on the part of the Company and, when the Pricing Committee [or any such officer, as the case may be,] so determines and the Notes are executed and issued by the Company in accordance with the Senior Indenture or Subordinated Indenture, as the case may be, authenticated and delivered by or on behalf of the Senior Trustee or Subordinated Trustee, as the case may be, in accordance with the Senior Indenture or Subordinated Indenture, as the case may be, and delivered to the account of and paid for by the purchasers, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and will be entitled to the benefits of the Senior Indenture or Subordinated Indenture, as the case may be.

                              (D)   Each Registration Statement, and
any post-effective amendments thereto, are effective under the Securities Act of 1933, and to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under Section 8(d) of said Act.

                              (E)   No authorization, consent,
approval of or filing with any governmental or regulatory body is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement or the

Indentures or the issuance and sale of the Notes, other than the filing with and order of the Securities and Exchange Commission in connection with the registration of the Notes under the Securities Act of 1933, as amended, the qualification of the Indentures under the Trust Indenture Act of 1939, as amended, and except that the offer and sale of the Notes in certain jurisdictions may be subject to the Blue Sky or securities laws of such jurisdictions.

                              (F)   The execution, delivery and
performance of this Agreement and the Indentures by the Company and the issuance and sale of the Notes will not contravene any provision of applicable law or regulation of the State of California or the United States, the General Corporation Law of the State of Delaware or the restated certificate of incorporation or bylaws of the Company or the articles of association or bylaws of the Bank.

                              (G)   The statements in the Prospectus
under the captions "Description of Medium-Term Notes" and "Description of Notes" insofar as such statements constitute summaries of the documents referred to therein, fairly present the information called for with respect to such documents.

                              (H)   The statements as to matters of
law or legal conclusions contained under the caption "Federal Tax Considerations" in the Prospectus were correct as of the date the Prospectus was filed with the Commission, and such statements fairly present the matters and legal conclusions referred to therein.

                              (I)   Such counsel (1) believes that
each document filed pursuant to the Exchange Act (except as to financial statements and other financial information included therein as to which such counsel need not express any belief) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations thereunder, (2) has no reason to believe that (except as to financial statements and other financial information included therein as to which such counsel need not express any belief) any part of any Registration Statement or amendment thereto if applicable (including the documents incorporated by reference therein) filed with the Commission pursuant to the Act, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(3) believes that each Registration Statement and the Prospectus, as amended or supplemented, if applicable (except as to financial statements and other financial information included therein as to which such counsel need not express any belief), comply as to form in all material respects with the Act and the applicable rules and regulations thereunder and (4) has no reason to believe that (except as to financial statements and other financial information included therein as to which such counsel need not express any belief) any Registration Statement or the Prospectus, as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        With respect to the matters set forth in (I) above, Brobeck, Phleger & Harrison may state that such counsel's belief is based upon participation in the preparation of each Registration Statement and Prospectus (other than the documents incorporated by reference in the Prospectus (the "Incorporated Documents")) and any amendments and supplements thereto and review and discussion of the contents thereof (including the Incorporated Documents), but is without independent check or verification, except as specified.

                      (ii) The opinion, dated as of such date of the Chief Counsel of the Company to the effect that:

                              (A)   The Company has been duly
incorporated, is validly existing in good standing under the laws of the State of Delaware, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, and has all requisite corporate power and authority under its articles of incorporation and the laws of the United States and of the State of Delaware to own, lease and operate its properties and conduct its business as described in the Prospectus.

                              (B)   The Bank has been duly organized
and is validly existing as a national banking association and continues to hold a valid certificate to do business as a national banking association under the laws of the United States; the Bank has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; all of the issued and outstanding capital stock of the Bank has been duly and validly issued and is fully paid and non-assessable (subject, however, to the provisions of Section 55, Title 12, United States Code); and all of the capital stock of the Bank is owned by the Company, directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

                              (C)   To the best knowledge and
information of such counsel, there are no contracts, indentures, mortgages, loan agreements, leases or other documents of a character required to be described or referred to in any Registration Statement or the Prospectus, as amended or supplemented, or to be filed as exhibits thereto other than those specifically described or referred to therein or in the documents incorporated by reference therein or filed as exhibits thereto or as exhibits to documents incorporated by reference therein, and the description thereof or reference thereto was correct at the date that the relevant Registration Statement, Prospectus or document incorporated by reference in any Registration Statement or the Prospectus, as the case may be, in each case as amended or supplemented, which contains such description or reference was filed with the Commission; provided, however, that such counsel need not express any opinion regarding such documents to the extent that they are required to be described or referred to in the financial statements but not otherwise in any Registration Statement or the Prospectus, as amended or supplemented.

                              (D)   The statements as to matters of
law or legal conclusions contained under the caption "Supervision and Regulation" in the Company's latest annual report on Form 10-K which is incorporated by reference in the Prospectus were correct as of the date such report was filed with the Commission and such statements fairly present the matters and legal conclusions referred to therein.

                              (E)   To the knowledge of such counsel,
the execution, delivery and performance of this Agreement, the Senior Indenture and the

Subordinated Indenture by the Company and the issuance and sale of the Notes will not contravene any provision of any agreement or other instrument binding upon the Company or the Bank.

                  (iii) The opinion of Brown & Wood, counsel for the Agents, dated as of such date, with respect to the issuance and sale of the Notes, the Indentures, the Registration Statements and the Prospectus, as amended or supplemented, and other related matters as the Agents may reasonably require; and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

On the Settlement Date with respect to any Terms Agreement, the Agent or Agents, as the case may be, party to such Terms Agreement shall have received such opinions, dated as of such Settlement Date, and rendered by such counsel, as called for by such Terms Agreement.

                  (c) On the Closing Date and at each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, the Company shall have furnished to the Agents or the Agent, as the case may be, party to such Terms Agreement a certificate of the Company, signed by the Chairman of the Board, the President, any Vice Chairman or any Vice President, dated as of the Closing Date or such Settlement Date, as the case may be, to the effect that the signer of such certificate has examined each Registration Statement and Prospectus, as amended or supplemented, and this Agreement and that:

                    (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

                   (ii)       no stop order suspending the
effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) since the respective dates as of which information is given in any Registration Statement or the Prospectus, as amended or supplemented, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, from that set forth in any Registration Statement and the Prospectus, as amended or supplemented.

                  (d) On the Closing Date, and at each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, KPMG Peat Marwick LLP shall have furnished to the Agents or the Agent, as the case may be, party to such Terms Agreement a letter or letters, dated as of the Closing Date or such Settlement Date, as the case may be, in form and substance satisfactory to the Agents or such Agent, as the case may be, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statements and the Prospectus, as amended or supplemented.

                  (e) At the Closing Date and at each Settlement Date with respect to any Terms Agreement, the Company shall have furnished to the Agents or the Agent, as the case may be, party to such Terms Agreement such further information, certificates and documents as the Agents or such Agent, as the case may be, may reasonably request.


            5. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or investigations in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement as originally filed or in any amendment thereof, or in any prospectus subject to completion, or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or investigation; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information concerning such Agent furnished to the Company by such Agent specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, each director of the Company and each officer of the Company who signs any Registration Statement or any amendment thereto to the same extent as the foregoing indemnity from the Company to such Agent, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made therein in reliance upon and in conformity with written information concerning such Agent furnished to the Company by such Agent specifically for use therein. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 5. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), which counsel shall be approved (x) in the case of paragraph (a) of this Section 5, by Merrill Lynch or, if Merrill
Lynch is not an indemnified party, by the Agents that are indemnified parties, representing the indemnified parties under such paragraph (a) who are parties to such action or (y) in the case of paragraph (b) of this Section 5, by the Company, representing the indemnified parties under such paragraph (b) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).
All fees and expenses of such counsel shall be reimbursed as they are incurred. Notwithstanding the foregoing, no indemnifying party shall be liable hereunder to the indemnified party for any settlement of any proceeding effected by such indemnified party without the written consent of the indemnifying party.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) is due in accordance with its terms but is for any reason held by a court to be unavailable from any indemnifying party on grounds of policy or otherwise, each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the indemnified party may be subject in such proportions so that each Agent, severally and not jointly, is responsible for that portion represented by the percentage that the aggregate commissions received by such Agent pursuant to Section 2 from the sale of the Notes that were the subject of the claim for indemnification bears to the aggregate principal amount of the Notes sold to or through such Agent that were the subject of the claim for indemnification and the Company is responsible for the balance; provided, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls an Agent within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Agent. For purposes of this
Section 5, each person who controls the Company within the meaning of either the Act or the Exchange Act, each director of the Company and each officer of the Company who signs any Registration Statement or any amendment thereto shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 5(d), notify such party or parties from whom contribution may be sought of the commencement thereof (it being understood that any notice given pursuant to the first sentence of
Section 5(c) shall be sufficient for this purpose), but the omission to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 5(d).

            6. POSITION OF THE AGENTS. In soliciting offers to purchase the Notes, each Agent is acting solely as agent for the Company, and not as principal. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.


            7. TERMINATION. This Agreement may be terminated at any time either by the Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other party hereto. Any Terms Agreement may be terminated by the Agent party thereto, immediately upon notice to the Company, at any time prior to the Settlement Date relating to a Terms Agreement if, during the period beginning on the date of such Terms Agreement and ending on such Settlement Date or, in the case of clause (i) below, since the respective dates as of which information is given in the Registration Statements, as amended,
(i) there has been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which makes it, in the judgment of the relevant Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading generally on either the New York Stock Exchange or the American Stock Exchange shall have been suspended, or minimum or maximum prices or maximum ranges for prices shall have been fixed by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.


            8. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of each Agent set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of an Agent or the Company or any of the officers, directors or controlling persons referred to in Section 5 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 3(g) (other than the provisions of Section 3(g)(v) (if applicable) in connection with any Terms Agreement terminated pursuant to clause (ii) or (iii) of
Section 7), 5 and 6 hereof shall survive the termination or cancellation of this Agreement or the Terms Agreement.


            9. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to Merrill Lynch, will be mailed, delivered or telecopied and confirmed to it at North Tower, 10th Floor, World Financial Center, New York,
New York 10281-1310, Attention:  Product Management, (telecopier:
(212) 449-2234); if sent to CS First Boston Corporation, will be mailed, delivered or telegraphed and confirmed to it at Short and Medium Term Finance, Park Avenue Plaza, New York, New York 10055,
Attention:  Richard W. Kurz, Director (telecopier:  (212) 318-
1498); if sent to Goldman, Sachs, will be mailed, delivered or telegraphed and confirmed to it at

85 Broad Street, New York, New York 10004, Attention: Registration Department Credit Department, Credit Control-Medium Term Notes (telecopier: (212) 357-8680); if sent to Lehman Brothers, will be mailed, delivered, or telegraphed and confirmed to it at 3 World Financial Center, New York, New York 10285, Attention: Medium-Term Note Department, 12th Floor (telecopier: (212) 528-1718 or (212) 619-7165 (over 10 pages); if sent to Morgan Stanley, will be mailed, delivered or telegraphed and confirmed to it at 1251 Avenue of the Americas, New York, New York 10020, Attention: Manager, Credit Department (telecopier: (212) 703-4575), with a copy to it at 1221 Avenue of the Americas, New York, New York 10020,
Attention: Manager, Short and Medium-Term Finance Department (telecopier: (212) 764-7490); if sent to Salomon Brothers, will be mailed, delivered or telegraphed and confirmed to it at Seven World Trade Center, New York, New York 10048, Attention: Medium-Term Note Department, 31st Floor (telecopier: (212) 783-2274); or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 444 Market Street, San Francisco, California 94163, Attention: Senior Vice President and Treasurer (telecopier:
(415) 989-3851).


            10. SUCCESSORS. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers and directors and controlling persons referred to in Section 5 hereof, and no other person will have any right or obligation hereunder.


            11.   APPLICABLE LAW.  This Agreement and any Terms
Agreement will be governed by and construed in accordance with the laws of the State of New York.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Agents.

                                          Very truly yours,

                                          WELLS FARGO & COMPANY




                                          By:_______________________
                                              Senior Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
      INCORPORATED


By:__________________________________


CS FIRST BOSTON CORPORATION


By:__________________________________




_____________________________________
         (GOLDMAN, SACHS & CO.)


LEHMAN BROTHERS INC.


By:__________________________________


MORGAN STANLEY & CO. INCORPORATED


By:__________________________________


SALOMON BROTHERS INC


By:__________________________________

                                                             EXHIBIT A

                              WELLS FARGO & COMPANY

                                MEDIUM-TERM NOTES

                                       AND

                    SUBORDINATED MEDIUM-TERM NOTES, SERIES B

               DUE FROM NINE MONTHS TO 12 YEARS FROM DATE OF ISSUE

                                 TERMS AGREEMENT


[Name of Agent]
[Address of Agent]


Attention: ________________________

      Re:   DISTRIBUTION AGREEMENT DATED _____________________, 1995

      Subject to the terms and conditions of the Distribution
Agreement, the undersigned agrees to purchase Medium-Term Notes in the amount and with the terms specified below:

            Principal Amount:  $_______________________
                  (or principal amount of foreign currency)
            Ranking:  Senior Note (   )  Subordinated Note (   )
                                (check one)
         Interest Rate:
            If Fixed Rate Note, Interest Rate:

            If Floating Rate Note:
                  Interest Rate Basis:
                        Initial Interest Rate:
                        First Interest Reset Date:
                        Spread, if any:
                        Spread Multiplier, if any:
                        Interest Rate Reset Month(s):
                        Interest Payment Month(s):
                        Index Maturity:
                        Maximum Interest Rate, if any:
                        Minimum Interest Rate, if any:
                        Interest Rate Reset Period:
                        Interest Payment Period:
                        Interest Payment Dates:
                        Calculation Agent:

            If Redeemable:

                  Earliest Redemption Date:
                  Redemption Price:
                  Annual Redemption Price Reduction:

            If Repayable:
                  Repayment Date(s):
                  Repayment Price:

            Original Issuance Date:
            Stated Maturity Date:
            Purchase Price:      %
            Settlement Date and Time:
            Place of Settlement:
            Currency of Denomination:
            Denominations (if currency is other than U.S. dollar):
            Currency of Payment:
            Additional Terms:

[The following documents referred to in the Distribution Agreement shall be required as a condition to settlement:

                  Officer's Certificate to the effect called for by
                        Section 3(i) of the Distribution Agreement.
                  Legal Opinions to the same effect called for by
Section 3(j) of the Distribution Agreement.
                  Comfort Letter to the same effect called for by
Section 3(k) of the Distribution Agreement.

                  Stand-off Agreement as provided by Section 3(l) of the Distribution Agreement.]

Arrangement for Payment
of Counsel for Agent:

                                          [NAME OF AGENT]


                                          By:_______________________
                                                Title:

Accepted:

WELLS FARGO & COMPANY


By_________________________
    Title:

                                                             EXHIBIT B


                            ADMINISTRATIVE PROCEDURES


                                       B-1